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                                                                      EXHIBIT 23

                               VENATOR GROUP, INC.

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Venator Group, Inc.

We consent to the incorporation by reference in the Registration Statements Numbers 33-10783, 33-91888, 33-91886, 33-97832, 333-07215, 333-21131, 333-62425,
333-33120, 333-41056 and 333-41058 on Form S-8 and Numbers 33-43334 and 33-86300
on Form S-3 of Venator Group, Inc. and subsidiaries of our report dated March 7, 2001 relating to the consolidated balance sheets of Venator Group, Inc. and subsidiaries as of February 3, 2001 and January 29, 2000 and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity and cash flows for each of the years in the three-year period ended February 3, 2001, which report appears in the February 3, 2001 Annual Report on Form 10-K of Venator Group, Inc. and subsidiaries. Our report refers to a change in the method of accounting for sales under the Registrant's layaway program in 2000 and a change in its method of calculating the market-related value of its United States pension plan assets in 1999.

                                                                    /s/ KPMG LLP

New York, New York
April 23, 2001